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                                                                    Exhibit 99.4

                          MIDWAY AIRLINES CORPORATION

                            Secretary's Certificate

          I, Jonathan S. Waller, Secretary of Midway Airlines Corporation, a Delaware corporation (the "Corporation"), do hereby certify that set forth below is a true and correct copy of a resolution, duly adopted by unanimous written consent of the Board of Directors of the Corporation, dated September 18, 2000, in connection with the Corporation's registration statement on Form S-4 relating to the Midway Airlines 2000-1 Pass Through Trusts, Pass Through Certificates, Series 2000-1 (the "Registration Statement") and any amendment(s) or post-effective amendment(s) thereto, pertaining to the authorization of the name of officers signing the Registration Statement or any amendment(s) or post-effective amendment(s) thereto to be signed pursuant to a power of attorney, and that such resolution has not been rescinded or modified and is still in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 23 day of January, 2001.

                                           /s/ JONATHAN S. WALLER
                                          --------------------------------
                                           Jonathan S. Waller, Secretary

"RESOLVED, that the officers and directors of the Corporation who are required to execute the Registration Statement be, and they hereby are, and each of them hereby is, authorized to execute and deliver a power-of-attorney appointing Robert R. Ferguson, III, Jonathan S. Waller and Steven Westberg to be the attorneys-in-fact and agents with full power of substitution and resubstitution, for each of such director and officer and in his or her name, place and stead, in any and all capacities, to sign any amendment(s) to the Registration Statement, including any post-effective amendment(s), to file the same with the Commission and to perform all other acts necessary in connection with any matter relating to the Registration Statement and any amendment(s) or post-effective amendment(s) thereto."